Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

Regarding

Shares of Beneficial Interests

in

MAN LONG SHORT FUND

Tendered Pursuant to the Offer to Purchase

Dated May 23, 2012

THE OFFER WILL EXPIRE

AT, AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE FUND BY, MIDNIGHT EASTERN STANDARD TIME, ON

JUNE 20, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

MAN LONG SHORT FUND

Citi Fund Services, Ohio, Inc.

3435 Stelzer Road

Columbus, Ohio 43219

Phone: (888) 335-1244

Fax: (888) 578-5954

Ladies and Gentlemen:

The undersigned hereby tenders to Man Long Short Fund, a closed-end, non-diversified, management investment company organized as a Delaware statutory trust (the “Fund”), the shares of beneficial interest (hereinafter the “Share” or “Shares” as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated May 23, 2012, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”).

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE RECEIVED TIMELY AND IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, including when the repurchase offer is oversubscribed, the Fund may not be required to purchase any of the Shares in the Fund or portions thereof tendered hereby.

The payment of the purchase price for the Shares or portion thereof tendered by the undersigned will be made by wire transfer of the funds to the account identified by the undersigned below, as described in Section 6 of the Offer. (Any payment in the form of securities would be made by means of special arrangement with the undersigned in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Fund as of July 31, 2012, subject to an extension of the Offer as described in Section 7. The contingent payment portion of the repurchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements for the period ending March 31, 2013 that is anticipated to be completed 60 days after the fiscal year end.

* * *

NOTE: IF YOU INVEST IN THE FUND THROUGH A FINANCIAL INTERMEDIARY, THAT FINANCIAL INTERMEDIARY MAY REQUIRE ALTERNATE PAYMENT AND/OR DELIVERY INSTRUCTIONS, NOTWITHSTANDING YOUR REQUEST BELOW. PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY FOR MORE INFORMATION.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

MAN LONG SHORT FUND

Citi Fund Services, Ohio, Inc.

3435 Stelzer Road

Columbus, Ohio 43219

FOR ADDITIONAL INFORMATION:

PHONE: (888) 335-1244

FAX: (888) 578-5954

PART 1 – NAME AND ADDRESS

Name:

Address:

Social Security No. or Taxpayer Identification No.:

Telephone Number: (    )

PART 2 – AMOUNT OF SHARES OF BENEFICIAL INTERESTS IN THE FUND BEING TENDERED:

[ ] Entire amount of shares of beneficial interest.

[ ] Portion of shares of beneficial interest expressed as a specific dollar value. (A minimum interest with a value equal to $25,000 must be maintained (the “Required Minimum Balance”).*

$

[ ] Portion of shares of beneficial interest in excess of the Required Minimum Balance.*

Number of Shares

*	The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s estimated capital account balance to fall below the Required Minimum Balance, the Fund may reduce the estimated amount to be purchased from the undersigned so that the Required Minimum Balance is maintained. If the Fund purchases less than the estimated amount the Shareholder tenders to prevent the Shareholder’s capital account from dropping below the required minimum balance, then the Fund will calculate such estimated amount based on the Fund’s most recent net asset value. Such purchases are estimated at the time of purchase and the amount purchased will not be recalculated, which could result in the Shareholder’s capital account ultimately having a greater or lesser balance than anticipated at the time of purchase.

PART 3. – PAYMENT

Payment will be made according to the wire transfer instructions submitted with your original application as currently reflected in the Fund’s records.

If you do not now wish to amend those instructions, please proceed to PART 4.

If you do wish to override those original payment instructions, please indicate below whether you now want to receive payment by:

Wire transfer (complete the information below)

Bank Name:

ABA Routing Number:

Credit to:

Account Number:

For further credit to:

Name(s) on the Account:

Account Number:

Fund Account No.

NOTE: If you are providing new wire transfer payment instructions, then you will need to provide a Medallion Signature Guarantee for your signature below in PART 4. (If you are not altering your original instructions in any way, you do not need to provide a signature guarantee below.)

NOTE: If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary for more information.

PART 4. SIGNATURE(S)

FOR INDIVIDUAL INVESTORS

AND JOINT TENANTS:

Signature	Print Name of Investor	Date

(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

Signature	Print Name of Investor	Date

(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

FOR ALL OTHER INVESTORS:

Name of Investor:

Signature	Print Name and Title of Signatory	Date

(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

Signature of co-signatory	Print Name and Title of	Date
if necessary	Co-Signatory

(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

IF REQUIRED, PLACE MEDALLION SIGNATURE GUARANTEE BELOW: